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AMENDED AND RESTATED

PROXY AGENT

FEE ALLOCATION AGREEMENT

THIS PROXY AGENT FEE ALLOCATION AGREEMENT, effective August 21, 2003 (the "Agreement"), is hereby amended and restated the 1st day of January 2008, by and among ING Investments, LLC ("ING Investments"), Directed Services LLC ("DSL"), ING Investment Management Co. LLC ("IIM"), and the ING funds listed on Schedule A attached hereto (each a "Fund," and collectively the "Funds"), each acting on its own behalf, and on behalf of its series, if any.

WHEREAS, each Fund is an investment company registered under, or a unit investment trust as defined under, the Investment Company Act of 1940, as amended (the "1940 Act"), that is managed or sponsored, as applicable, by ING Investments, DSL or IIM (each an "Adviser," and collectively the "Advisers"); and

WHEREAS, the Boards of Directors/Trustees or the Sponsor of each Fund (the "Board"), as applicable, have adopted procedures and guidelines to govern the voting of proxies relating to each Fund's portfolio securities; and

WHEREAS, the Board has authorized the retention of an independent proxy voting service, Institutional Shareholder Services, Inc. ("ISS"), to assist in the voting of Fund proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services; and

WHEREAS, the Advisers for the Funds have entered into a Master Services Agreement with ISS dated as of the 1st day of July, 2003, which sets forth the terms and conditions governing the fees ("ISS Fees") for the ISS services ("Services") set forth on Addendum No. (ING Funds-ADN.US

&Global Voting Agent Service.8/1/2005-I), as amended from time to time (the "Addendum"), to the Master Services Agreement in connection with Fund proxies that are to be paid in advance of receipt of such Services; and

WHEREAS, the Advisers and the Funds now desire to establish (i) the criteria by which the ISS Fees shall be allocated among the Advisers and the Funds in connection with the Services to be provided in connection with the Master Services Agreement; and (ii) the basis on which additional Advisers or Funds for which the Advisers may act as investment manager or Sponsor, as applicable, may be added to the Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the Advisers and the Funds as follows:

1.Allocation of ISS Fees Attributable to Proxy Advisory Services.

The Advisers and each Fund, except for any Fund noted on Schedule A as a Sub- Adviser-Voted Series, on behalf of itself and its series, if any, shall pay a portion of the ISS Fees attributable to Proxy Advisory Services based upon the following

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allocation:

A.U.S. Proxy Advisory Service

The Advisers shall pay fifty percent (50%) of the ISS Fees attributable to U.S. Proxy Advisory Services. The amount shall be allocated among the Advisers based upon Fund assets under management that are invested in U.S. equity positions as of June 30, 2003, and shall be adjusted semi-annually. Each Fund's Net Assets as of June 30, 2003 are listed on Schedule B attached hereto.

Each Fund, except as noted above, on behalf of itself and its series, if any, shall pay a pro rata portion of the remaining fifty percent (50%) of the ISS Fees attributable to U.S. Proxy Advisory Services based upon the percentage of each Fund's net assets that are invested in U.S. equity positions as of June 30, 2003. Such allocations shall be adjusted semi-annually based upon the percentage of each Fund's net assets that are invested in U.S. equity positions.

B.Global Proxy Advisory Service

The Advisers shall pay fifty percent (50%) of the ISS Fees attributable to Global Proxy Advisory Services. The amount shall be allocated among the Advisers based upon Fund assets under management that are invested in equity securities traded on a foreign exchange as of June 30, 2003, and shall be adjusted semi- annually.

Each Fund, except as noted above, on behalf of itself and its series, if any, shall pay a pro rata portion of the remaining fifty percent (50%) of the ISS Fees attributable to Global Proxy Advisory Services based upon the percentage of each Fund's net assets that are invested in equity securities traded on a foreign exchange as of June 30, 2003. Such allocations shall be adjusted semi-annually based upon the percentage of each Fund's net assets that are invested in equity securities traded on a foreign exchange.

2.Allocation of ISS Fees Attributable to Voting Agent Service.

The Advisers and each Fund, except as noted below, on behalf of itself and its series, if any, shall pay a portion of the ISS Fees attributable to Voting Agent Services based upon the following allocation:

A. Per Ballot

The Advisers shall pay fifty percent (50%) of the ISS Fees attributable to the Per Ballot portion of the Voting Agent Services. The amount shall be allocated among the Advisers based upon Fund assets under management that are invested in equity positions as of June 30, 2003, and shall be adjusted semi-annually.

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Each Fund, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, on behalf of itself and its series, if any, shall pay a pro rata portion of fifty percent (50%) of the ISS Fees attributable to the Per Ballot portion of the Voting Agent Services based upon the percentage of each Fund's net assets that are invested in equity positions as of June 30, 2003. Such allocations shall be adjusted semi-annually based upon the percentage of each Fund's net assets that are invested in equity positions.

B.Per Account

The amount shall be allocated equally among the Funds, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, Money Market Fund, Fund of Funds, or Feeder Fund, based upon the number of Funds or their series, if any, as of June 30, 2003. Such allocations shall be adjusted semi-annually based upon the number of Funds or their series, if any.

3.Allocation of ISS Fees Attributable to Vote Disclosure Services.

Each Fund noted on Schedule A as a Sub-Adviser-Voted Series, Fund of Funds, or Feeder Fund, on behalf of itself and its series, if any, shall pay a portion of the ISS Fees attributable to Vote Disclosure Services based upon the following allocation:

The amount allocated to each Sub-Adviser-Voted Series, Fund of Funds, and Feeder Fund shall be equal to the Per Fund Service Rate per Unit for Vote Disclosure Services as set forth on the Addendum.

Each Fund, except as noted above, on behalf of itself and its series, if any, shall pay the remaining ISS Fees attributable to Vote Disclosure Services based upon the following allocation:

The amount shall be allocated on a pro rata basis based upon the percentage of each Fund's net assets that are invested in equity positions as of June 30, 2003. Such allocations shall be adjusted semi-annually based upon the percentage of each Fund's net assets that are invested in equity positions.

4.Allocation of ISS Fees Attributable to Custom Policy Services.

Each Fund, except for any Fund noted on Schedule A as a Sub-Adviser-Voted Series, on behalf of itself and its series, if any, shall pay the ISS Fees attributable to Custom Policy Services based upon the following allocation:

The amount shall be allocated on a pro rata basis based upon the percentage of each Fund's net assets that are invested in equity positions as of June 30, 2003. Such allocations shall be adjusted semi-annually based upon the percentage of each Fund's net assets that are invested in equity positions.

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5.Payments.

Each Adviser and Fund shall pay a portion of the ISS Fees as specified in Sections 1, 2, 3 and 4 above. Such amounts shall be calculated by and communicated to each Fund's Adviser and/or custodian, as applicable, by ING Funds Services, LLC. Payments shall be forwarded quarterly by each Adviser and/or custodian to ISS as follows:

Routing Number: 052001633

A/C # 03935295204

Bank of America

Rockville MD

6.Additional Funds.

(a)If any Advisers are added to the Master Services Agreement, such Adviser shall become subject to this Agreement immediately upon being added to the Master Services Agreement.

(b)If the Advisers add any additional Funds to the Master Services Agreement, such Fund shall become subject to this Agreement immediately upon being added to the Master Services Agreement.

(c)Each additional Adviser that becomes subject to this Agreement in accordance with Section 6(a) above shall pay a portion of the ISS Fees as described in Sections 1 and 2 above, as of the date such Adviser becomes subject to this Agreement. Such allocation shall be adjusted semi-annually as described in Sections 1 and 2.

(d)Each additional Fund that becomes subject to this Agreement in accordance with Section 6(b) above shall pay a portion of the ISS Fees as described in Sections 1, 2, 3 and 4 above based upon the Fund's net assets, number of Funds and series, or other prescribed method, as applicable, as of the date such Fund becomes subject to this Agreement. Such allocation shall be adjusted semi-annually as described in Sections 1, 2, 3 and 4.

7.Continuation and Termination.

The Agreement shall become effective on the date first written above. It shall continue with respect to an Adviser or a Fund until such Adviser or Fund is removed from the Master Services Agreement, provided that such Adviser's or Fund's portion of the ISS Fees has been paid for the period that the Adviser or Fund utilized the Services.

The Agreement shall terminate for all Advisers and Funds upon termination of the Master Services Agreement, provided that all ISS Fees have been paid for the period that the Advisers and Funds utilized the Services.

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8.Counterpart

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the date and year first above written.

On Behalf of: All Funds set forth on Schedule A

/s/ Michael J. Roland

By: Michael J. Roland

Executive Vice President

Duly authorized to execute and deliver this Agreement on behalf of each Fund set forth on Schedule A to the Agreement.

ING Investments, LLC

/s/ Michael J. Roland F

By: Michael J. Roland

Executive Vice President

Directed Services LLC

/s/ Todd Modic	F
By: Todd Modic
Vice President

ING Investment Management Co. LLC

/s/ Christopher Kurtz By: Christopher Kurtz

Vice President, Finance

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AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED

ISS PROXY VOTING FEE ALLOCATION AGREEMENT

ING ASIA PACIFIC HIGH DIVIDEND EQUITY INCOME FUND

ING CORPORATE LEADERS TRUST FUND

ING Corporate Leaders Trust Fund – Series A ING Corporate Leaders Trust Fund – Series B

ING EMERGING MARKETS HIGH DIVIDEND EQUITY FUND

ING EQUITY TRUST

ING Equity Dividend Fund

ING Growth Opportunities Fund

ING MidCap Opportunities Fund

ING Mid Cap Value Fund

ING Real Estate Fund

ING SmallCap Opportunities Fund

ING Value Choice Fund

ING FUNDS TRUST

ING Floating Rate Fund

ING GNMA Income Fund

ING High Yield Bond Fund

ING Intermediate Bond Fund

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND

ING INFRASTRUCTURE, INDUSTRIALS AND MATERIALS FUND

ING INTERNATIONAL HIGH DIVIDEND EQUITY INCOME FUND

ING INVESTORS TRUST

ING American Funds Asset Allocation Portfolio2

ING American Funds Bond Portfolio2

ING American Funds Global Growth and

Income Portfolio2

ING American Funds Growth Portfolio2

ING American Funds International Growth and

Income Portfolio2

ING American Funds International Portfolio2

ING American Funds World Allocation

Portfolio2

ING Artio Foreign Portfolio1

ING BlackRock Health Sciences Opportunities

Portfolio1

ING BlackRock Inflation Protected Bond

Portfolio

ING BlackRock Large Cap Growth Portfolio1

ING Clarion Global Real Estate Portfolio

ING Clarion Real Estate Portfolio

ING DFA Global Allocation Portfolio2

ING DFA World Equity Portfolio2

ING FMRSM Diversified Mid Cap Portfolio1

ING Franklin Income Portfolio

ING Franklin Mutual Shares Portfolio1, 2

ING Franklin Templeton Founding Strategy

Portfolio2

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of ISS Fees allocated to the Fund under the Agreement shall be borne directly by Directed Services LLC as provided in the Management Agreement.

2As a (1) money market fund ("Money Market Fund"), (2) Fund of Funds, (3) Feeder Fund, or (4) Sub-Adviser-Voted Series, as defined in the Funds' proxy voting procedures, this Fund utilizes only a portion of the services provided to the Funds by ISS.

1

ING Global Resources Portfolio1

ING Goldman Sachs Commodity Strategy

Portfolio

ING Invesco Van Kampen Growth and Income

Portfolio1

ING JPMorgan Emerging Markets Equity

Portfolio1

ING JPMorgan Small Cap Core Equity

Portfolio1

ING Large Cap Growth Portfolio

ING Large Cap Value Portfolio

ING Limited Maturity Bond Portfolio1

ING Liquid Assets Portfolio1, 2

ING Marsico Growth Portfolio1

ING MFS Total Return Portfolio1

ING MFS Utilities Portfolio

ING Morgan Stanley Global Franchise Portfolio1

ING Oppenheimer Active Allocation Portfolio2

ING PIMCO High Yield Portfolio1

ING PIMCO Total Return Bond Portfolio1

ING Pioneer Fund Portfolio1

ING Pioneer Mid Cap Value Portfolio1

ING Retirement Conservative Portfolio2

ING Retirement Growth Portfolio2

ING Retirement Moderate Growth Portfolio2

ING Retirement Moderate Portfolio2

ING T. Rowe Price Capital Appreciation

Portfolio1

ING T. Rowe Price Equity Income Portfolio1

ING T. Rowe Price International Stock Portfolio

ING Templeton Global Growth Portfolio1

ING U.S. Stock Index Portfolio1

ING MAYFLOWER TRUST

ING International Value Fund

ING MUTUAL FUNDS

ING Diversified International Fund2

ING Emerging Countries Fund

ING Emerging Markets Equity Fund

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ING Global Bond Fund

ING Global Equity Dividend Fund

ING Global Natural Resources Fund

ING Global Opportunities Fund

ING Global Real Estate Fund

ING Global Value Choice Fund

ING Greater China Fund

ING Index Plus International Equity Fund

ING International Core Fund

ING International Growth Fund

ING International Real Estate Fund

ING International Small Cap Fund

ING International Value Choice Fund

ING Russia Fund

ING PARTNERS, INC.

ING American Century Small-Mid Cap Value

Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value II Portfolio

ING Davis New York Venture Portfolio

ING Fidelity® VIP Contrafund® Portfolio2

ING Fidelity® VIP Equity-Income Portfolio2

ING Fidelity® VIP Mid Cap Portfolio2

ING Global Bond Portfolio

ING Index Solution 2015 Portfolio2

ING Index Solution 2020 Portfolio2

ING Index Solution 2025 Portfolio2

ING Index Solution 2030 Portfolio2

ING Index Solution 2035 Portfolio2

ING Index Solution 2040 Portfolio2

ING Index Solution 2045 Portfolio2

ING Index Solution 2050 Portfolio2

ING Index Solution 2055 Portfolio2

ING Index Solution Income Portfolio2

ING Invesco Van Kampen Comstock Portfolio

ING Invesco Van Kampen Equity and Income

Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Oppenheimer Global Portfolio

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of ISS Fees allocated to the Fund under the Agreement shall be borne directly by Directed Services LLC as provided in the Management Agreement.

2As a (1) money market fund ("Money Market Fund"), (2) Fund of Funds, (3) Feeder Fund, or (4) Sub-Adviser-Voted Series, as defined in the Funds' proxy voting procedures, this Fund utilizes only a portion of the services provided to the Funds by ISS.

2

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio2

ING Solution 2020 Portfolio2

ING Solution 2025 Portfolio2

ING Solution 2030 Portfolio2

ING Solution 2035 Portfolio2

ING Solution 2040 Portfolio2

ING Solution 2045 Portfolio2

ING Solution 2050 Portfolio2

ING Solution 2055 Portfolio2

ING Solution Aggressive Growth Portfolio2

ING Solution Conservative Portfolio2

ING Solution Growth Portfolio2

ING Solution Income Portfolio2

ING Solution Moderate Portfolio2

ING T. Rowe Price Diversified Mid Cap Growth

Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING PRIME RATE TRUST

ING RISK MANAGED NATURAL RESOURCES FUND

ING SENIOR INCOME FUND

ING SEPARATE PORTFOLIOS TRUST

ING SPorts Core Fixed Income Fund

ING VARIABLE INSURANCE TRUST ING GET U.S. Core Portfolio – Series 8 ING GET U.S. Core Portfolio – Series 9 ING GET U.S. Core Portfolio – Series 10 ING GET U.S. Core Portfolio – Series 11 ING GET U.S. Core Portfolio – Series 12 ING GET U.S. Core Portfolio – Series 13

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ING GET U.S. Core Portfolio – Series 14

ING VARIABLE PRODUCTS TRUST

ING International Value Portfolio

ING MidCap Opportunities Portfolio

ING SmallCap Opportunities Portfolio

ING BALANCED PORTFOLIO, INC.

ING Balanced Portfolio

ING INTERMEDIATE BOND PORTFOLIO

ING MONEY MARKET PORTFOLIO2

ING SERIES FUND, INC.

ING Alternative Beta Fund

ING Capital Allocation Fund2

ING Core Equity Research Fund

ING Corporate Leaders 100 Fund

ING Global Target Payment Fund2

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING Large Cap Growth Fund

ING Money Market Fund2

ING Small Company Fund

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ING Strategic Allocation Conservative Portfolio2

ING Strategic Allocation Growth Portfolio2

ING Strategic Allocation Moderate Portfolio2

ING VARIABLE FUNDS

ING Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.

ING Australia Index Portfolio

ING BlackRock Science and Technology

Opportunities Portfolio

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of ISS Fees allocated to the Fund under the Agreement shall be borne directly by Directed Services LLC as provided in the Management Agreement.

2As a (1) money market fund ("Money Market Fund"), (2) Fund of Funds, (3) Feeder Fund, or (4) Sub-Adviser-Voted Series, as defined in the Funds' proxy voting procedures, this Fund utilizes only a portion of the services provided to the Funds by ISS.

3

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ING Emerging Markets Index Portfolio

ING Euro STOXX 50® Index Portfolio

ING FTSE 100 Index® Portfolio

ING Hang Seng Index Portfolio

ING Index Plus LargeCap Portfolio

ING Index Plus MidCap Portfolio

ING Index Plus SmallCap Portfolio

ING International Index Portfolio

ING Japan TOPIX Index® Portfolio

ING RussellTM Large Cap Growth Index

Portfolio

ING RussellTM Large Cap Index Portfolio

ING RussellTM Large Cap Value Index Portfolio

ING RussellTM Mid Cap Growth Index Portfolio

ING RussellTM Mid Cap Index Portfolio

ING RussellTM Small Cap Index Portfolio

ING Small Company Portfolio

ING U.S. Bond Index Portfolio

ING WisdomTreeSM Global High-Yielding

Equity Index Portfolio

1Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of ISS Fees allocated to the Fund under the Agreement shall be borne directly by Directed Services LLC as provided in the Management Agreement.

2As a (1) money market fund ("Money Market Fund"), (2) Fund of Funds, (3) Feeder Fund, or (4) Sub-Adviser-Voted Series, as defined in the Funds' proxy voting procedures, this Fund utilizes only a portion of the services provided to the Funds by ISS.

4

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Schedule B

[INSERT Net Asset Spreadsheet as of 6/30/03]